UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 9, 2012

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 9, 2012, Service Corporation International (“SCI”) held an annual meeting of shareholders and the shareholders voted on three proposals as set forth below.

Proposal 1: Election of Directors.

The shareholders cast their votes as follows and elected four directors.

		Votes
	Votes	Against/		Broker
Nominee	For	Withheld	Abstentions	Non-Votes

R.L. Waltrip	180,358,625	6,213,937	—	18,862,267
Anthony L. Coelho	180,190,022	6,382,540	—	18,862,267
Marcus A. Watts	180,578,488	5,994,074	—	18,862,267
Edward E. Williams	180,295,380	6,277,182	—	18,862,267

Proposal 2:  Approval of the selection of PricewaterhouseCoopers LLP as the Company's registered public accounting firm for fiscal 2012.

The shareholders approved the proposal by casting their votes as follows.

Votes For 198,419,317	Votes Against 1,973,240	Abstentions 5,042,272	Broker Non-Votes 0

 Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation.

The shareholders approved the proposal by casting their votes as follows.

Votes For 179,176,605	Votes Against 2,298,494	Abstentions 5,097,463	Broker Non-Votes 18,862,267

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2012	Service Corporation International

	By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis
Senior Vice President General Counsel and Secretary

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